SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2002

MCKENZIE BAY INTERNATIONAL, LTD.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49690 (Commission File Number)	51-0386871 (IRS Employer Identification No.)

3362 Moraine Drive Brighton, Michigan (Address of Principal Executive Offices)	48114 (Zip Code)

Registrant's telephone number,
including area code:  (810) 220-5948

Item 1.	Changes in Control of Registrant.

          The Board of Directors of McKenzie Bay International, Ltd. (the "Company") approved the appointment of Mr. Donald C. Harms to the Company's Board of Directors on November 12, 2002.  Mr. Harms, a principal of Larson, Harms, Bibeau, P.C., has served as the Company's outside general counsel since April 1999.

          The Company's bylaws provide that the Company's Board of Directors may consist of up to 10 directors.  With the addition of Mr. Harms, the Company's Board currently has seven members, as follows:

          Gary L. Westerholm - Chairman of the Board, Chief Executive Officer and President
          Gregory N. Bakeman - Director, Chief Financial Officer and Treasurer
          John W. Sawarin - Director and Secretary
          Rocco J. Martino - Director
          Yves Harvey - Director
          Stephen  D. McCormick - Director
          Donald C. Harms - Director

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: November 12, 2002	By /s/ Gregory N. Bakeman
Gregory N. Bakeman Chief Financial Officer, Treasurer and Director

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